UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2023

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

The Company is filing this Form 8-K/A to amend its Form 8-K filed with the Securities and Exchange Commission on November 6, 2023 to disclose that upon the recommendation of the Nominating and Corporate Governance Committee of the Board made on November 28, 2023, the Board appointed Dr. Nicholson to serve as a member of the Research and Development Committee.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2023, the Board of Directors (the “Board”) of Adverum Biotechnologies, Inc., upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board to ten members and appointed C. David Nicholson, Ph.D. to the Board, effective as of November 3, 2023. Dr. Nicholson will serve as a Class III director, to hold office until Adverum’s 2026 annual meeting of stockholders. Dr. Nicholson will serve until his respective successor is elected and qualified, or until his earlier respective death, resignation or removal. The Board has determined that Dr. Nicholson satisfies the applicable independence requirements of the Nasdaq Listing Rules. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board made on November 28, 2023, the Board appointed Dr. Nicholson to serve as a member of the Research and Development Committee.

Prior to his retirement, Dr. Nicholson served as the Executive Vice President and Chief Research and Development Officer of Allergan plc, a pharmaceutical company, which was acquired by AbbVie Inc. in May 2020, from August 2014 to August 2020. He initially joined Allergan (previously known as Actavis plc and Forest Laboratories, Inc.) as Senior Vice President, Actavis Global Brands R&D, in August 2014. Prior to Allergan, from March 2012 to July 2014, Dr. Nicholson served on the executive committee of Bayer Crop Science as Chief Technology Officer and Executive Vice President of Research and Development. Prior to that, from 1988 to 2011, Dr. Nicholson held multiple executive management roles, to include Senior Vice President of Licensing and Knowledge Management at Merck & Co., Inc., Senior Vice President of Global Project Management and Drug Safety at Schering-Plough Corporation, and Executive Vice President of Research and Development at Organon & Co. Dr. Nicholson currently serves as the non-executive chair of the boards of directors of Exscientia plc and Wild Bioscience, a member of the board of directors of Volastra, the lead independent director of Actinium Pharmaceuticals, and an operational partner at Gilde Healthcare. Dr. Nicholson earned his B.Sc. in Pharmacology from the University of Manchester and a Ph.D. from the University of Wales.

On the date of his appointment to the Board, Dr. Nicholson received an option to purchase 80,000 shares of Adverum’s common stock, with an exercise per share equal to the fair market value of a share on the date of grant, pursuant to Adverum’s 2014 Equity Incentive Award Plan. One-third of the shares subject to the option vest on each anniversary of the grant date, subject to their continued service to Adverum on each such vesting date.

Dr. Nicholson will participate in Adverum’s standard compensation program for non-employee directors, which is described under the caption “Non-Employee Director Compensation” in Adverum’s proxy statement filed with the Securities and Exchange Commission on April 25, 2023.

Additionally, Adverum and Dr. Nicholson have entered into an indemnification agreement in substantially the same form that Adverum has entered into with each of its existing directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: December 4, 2023	By:	/s/ Laurent Fischer
Laurent Fischer, M.D. President and Chief Executive Officer